NUMBER                    (SEE REVERSE SIDE FOR LEGEND)                 WARRANTS

[SYMBOL]       THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
                      5:00 P.M. EASTERN TIME,        , 2011
                           OR UPON EARLIER REDEMPTION

                              China Resources Ltd.

                                                               CUSIP 16942Y 11 0

                                     WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring at 5:00 p.m., Eastern Time, [_______] 2011 [four years from the date of the prospectus], or upon earlier redemption (the "Warrant"), to purchase one fully paid and non-assessable share of Common Stock, par value $0.0001 per share ("Shares"), of China Resources Ltd., a Delaware corporation (the "Company"), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) [_______], 2008 [one year from the date of the prospectus] and (ii) the completion by the Company of an acquisition through merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, or a combination of any of the foregoing, of one or more operating businesses that has its principal operations in the People's Republic of China, that is its initial business combination and which meets the size, timing and other criteria outlined in the Company's registration statement on Form S-1 initially filed with the Securities and Exchange Commission on September 6, 2007 (File No.333-145901), as amended ("Business Combination"), such number of Shares of the Company at the price of $7.50 per share, upon surrender of this Warrant Certificate accompanied by the annexed duly executed subscription form and payment of the Warrant Price (as hereinafter defined) at the office or agency of the Warrant Agent, 59 Maiden Lane, New York, New York 10038 (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and American Stock Transfer & Trust Company (the "Warrant Agreement"). The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Under no circumstances will the Company be required to net cash settle the exercise of the Warrant.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

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

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to redeem all (but not part) of the then outstanding Warrants, with a notice of redemption in writing to the holders of record of the Warrants then outstanding, giving 30 days' notice of such redemption at any time after such Warrants become exercisable if the last sale price of the Shares has been at least $14.25 per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such redemption is given. The redemption price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be cancelled on the books of the Company and have no further value except for the $.01 redemption price.

By:                           China Resources Ltd.
                                    CORPORATE
----------------------                SEAL                ----------------------
President                             2007                             Secretary


COUNTERSIGNED:

American Stock Transfer & Trust Company, as Warrant Agent


---------------------------------
Authorized Officer

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

                                SUBSCRIPTION FORM

      To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise        Warrants
represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
                     (PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
        -------------------                     --------------------------------
                                                (SIGNATURE)

                                                --------------------------------
                                                (ADDRESS)

                                                --------------------------------
                                                (TAX IDENTIFICATION NUMBER)

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

                                   ASSIGNMENT

       To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,             hereby sells, assigns, and transfers unto

                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

                of the Warrants represented by this Warrant Certificate, and
hereby irrevocably constitutes and appoints                Attorney to transfer
this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
        -------------------                     --------------------------------
                                                (SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAMEWRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATIONOR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANKOR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE OR THE NEW YORK STOCK EXCHANGE.

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